PRELIMINARY OFFERING CIRCULAR DATED SEPTEMBER ____, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained. Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to refer to www.investor.gov.

Ani Capital Partners, Inc.

$8,000,000

4,000,000 SHARES OF COMMON STOCK OFFERED BY THE COMPANY AT $2.00 PER SHARE

This is the public offering (the “Offering”) of securities of Ani Capital Partners, Inc., a Georgia corporation. We are offering 4,000,000 shares of our common stock, no par value (“Common Stock”), at an offering price of $2.00 per share (the “Offered Shares”) by the Company. This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 5,000 Offered Shares ($10,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit the proceeds from the subscription into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

There is currently no trading market for our Common Stock.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Per

 Share

Total

  Maximum

Public Offering Price (1)(2) $2.00$ 8,000,000.00

Underwriting Discounts and Commissions (3)	$0.00	$ 0
Proceeds to Company (4)	$2.00	$ 8,000,000.00

(1)We are offering shares on a continuous basis. See “Distribution – Continuous Offering.”

(2)This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through direct sales by the Company. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company will immediately deposit proceeds from the subscription into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)We are offering these securities without an underwriter.

(4)Excludes estimated total offering expenses. Such expenses will be approximately $15,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $2.00 per share as consideration to be paid to the Company for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is September 11, 2020.

TABLE OF CONTENTS

Page

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SUMMARY

THE OFFERING

RISK FACTORS

USE OF PROCEEDS

DILUTION

DISTRIBUTION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

BUSINESS

MANAGEMENT

EXECUTIVE COMPENSATION

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

PRINCIPAL STOCKHOLDERS

DESCRIPTION OF SECURITIES

DIVIDEND POLICY

SECURITIES OFFERED

SHARES ELIGIBLE FOR FUTURE SALE

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

INDEX TO CONSOLIDATED FINANCIAL STATEMENTSF-1

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “ACP”, “we”, the “Company”, “our”, the “Issuer”, and “us” refer to the activities of and the assets and liabilities of the business and operations of Ani Capital Partners, Inc.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

·The relevant real estate market and prices;

·Our reliance on suppliers and customers;

·Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern”;

·Our ability to effectively execute our business plan;

·Our ability to manage our expansion, growth and operating expenses;

·Our ability to finance our businesses;

·Our ability to promote our businesses;

·Our ability to compete and succeed in highly competitive and evolving businesses;

·Our ability to respond and adapt to changes in technology and customer behavior; and

·Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” the “Issuer,” and the “Company” and/or “ACP” was incorporated in Georgia as Ani Capital Partners, Inc (“STC”) on May 21, 2019.  Ani Capital Partners, Inc specializes in providing funding and development strategies for real estate-based investment properties. The Company intends to build or buy a group of properties for the purpose of selling them to investors as rental properties or for the sole purpose of holding on to the real estate to receive long term revenue through rental income.  We invest in income producing real estate such as multifamily properties, office buildings, raw land, and low-income housing developments.

The Company’s fiscal year-end date is December 31, its principal executive offices are located at 5013 Woodiron Drive, Duluth, Georgia 30097. Our telephone number is (336) 462-7417.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the relevant rules covering our securities, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale, which may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

There is currently no trading market for our Common Stock.

THE OFFERING

Issuer:Ani Capital Partners, Inc.

Securities offered:A maximum of 4,000,000 shares of our common stock, no par value (“Common Stock”) at an offering price of $2.00 per share (the “Offered Shares”). (See “Distribution”).

Number of shares of Common Stock15,000,000 shares outstanding as of January 30, 2020 outstanding before the Offering:

Number of shares of Common Stock 19,000,000 shares, if the maximum amount of Offered Shares are to be outstanding after the offeringsold.

Price per share:$2.00

Maximum offering amount:4,000,000 shares at 2.00 per share, or $8,000,000 (See “Distribution”).

Trading market:Our Common Stock is not publicly traded.  We anticipate filing a 15c211 in the future but there is no guarantee we will ever receive a ticker symbol.

Use of proceeds:If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $8,000,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution depending upon total amount raised and the number of shares issued.

Limited market for our stock.

Limited operational history.

See “Risk Factors.”

RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

We are a brand-new company with no prior operating history.

Ani Capital Partners, Inc was formed in May 2019 and has no operating history as of the date of this offering circular. While we have a plan for our future operations, there is no track record we can point to for investors to understand our prior performance.

The Company’s failure to identify and complete accretive acquisitions may adversely affect the profitability of the Company.

The Company’s business strategy includes identifying and completing accretive commercial real estate acquisitions. The Company will compete with other investors who are engaged in the acquisition of commercial real estate properties, and these competitors may affect the supply/demand dynamics and, accordingly, increase the price the Company must pay for properties it seeks to acquire, and these competitors may succeed in acquiring those properties. Any delay or failure on the Company’s part to identify, negotiate, finance on favorable terms, consummate and integrate such acquisitions could materially impede the Company’s growth. The Company may also incur costs that it cannot recover if it abandons a potential acquisition. If the Company does not reinvest proceeds received from property dispositions timely, it could result in lower income. The Company’s profitability may also suffer because future acquisitions of properties may not yield the returns the Company expects, and the integration of such acquisitions may cause disruptions in the Company’s business and to management or may take longer than projected.

We may utilize other sources of financing to acquire real estate assets in addition to the funds from this offering.

In the sole determination of the Manager, the Company may proceed to acquire a real estate asset using sources of financing other than investor funds in this offering so long as the Company has reached its minimum target amount for any particular class of its common shares. Such financing terms may be unfavorable to investors and include high interest rates that reduce the funds available for distribution, as well as holding first position on any liens, reducing the funds available to redeem common shares following the disposition of any real estate asset.

Adverse economic conditions in the United States and individual markets may adversely affect the Company’s business operations and financial performance.

The performance of the real estate industry has historically been closely linked to the performance of the general economy both nationally and within local markets. Declines in government and corporate budgets and consumer demand due to adverse general economic conditions, lower consumer confidence or adverse political conditions could lower the revenue and profitability of any properties the Company acquires, and therefore the net operating profits/losses of those investments. A slowing of the current economic growth or new economic weakness could have an adverse effect on the Company’s revenue and negatively affect its profitability.

In addition, many of the expenses associated with the Company’s business plan, including personnel costs, interest expense, ground leases, property taxes, insurance and utilities, are likely to remain relatively fixed. During a period of overall economic weakness, if the Company is unable to meaningfully decrease these costs as demand for commercial real estate decreases, the Company’s business operations and financial performance would likely be adversely affected.

Renovations and capital improvements may reduce the Company’s profitability.

If the Company is able to acquire commercial real estate properties, the Company will likely have ongoing needs for renovations and capital improvements to maintain the properties. In addition, from time to time, the Company will need to make renovations and capital improvements to comply with applicable laws and regulations, to remain competitive with other commercial real estate properties and to maintain the economic value of its properties. The Company also may need to make significant capital improvements to the properties that it acquires.  Occupancy and ADR are often affected by the maintenance and capital improvements at a commercial real estate property, especially in the event that the maintenance or improvements are not completed on schedule, or if the improvements require significant disruptions at the property. The costs of capital improvements the Company may need or choose to make could reduce the funds available for other purposes and may reduce the Company’s profitability.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our planned operations from the sale of securities or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital in this or other offerings of securities. The failure to successfully raise operating capital could result in our inability to undertake our business plan and potentially lead to bankruptcy or other events, which would have a material adverse effect on us and our investors. We have no significant assets or financial resources and the value of Common Stock derives only from specific cash flows, so such adverse event could put investor dollars at significant risk.

Real estate impairment losses may adversely affect the Company’s financial condition and results of operations.

As a result of changes to the Company’s planned hold period for a particular property, the Company may be required to record an impairment loss for a given property it acquires. The Company plans to analyze any properties it acquires individually for indicators of impairment throughout the year. The Company plans to record impairment losses on a property if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective property over its estimated remaining useful life, based on historical and industry data, is less than the property’s carrying amount. Indicators of impairment include, but are not limited to, a property with current or potential losses from operations, when it becomes more likely than not that a property will be sold before the end of its previously estimated useful life or when events, trends, contingencies or changes in circumstances indicate that a triggering event has occurred and an asset’s carrying value may not be recoverable.

The Company’s inability to obtain financing on favorable terms or pay amounts due on its financing may adversely affect the Company’s operating results.

The Company anticipates using financing to acquire properties and perform renovations to its properties. The credit markets have historically been volatile and subject to increased regulation in recent years, and as a result, the Company may not be able to obtain debt financing to meet its cash requirements, including refinancing any scheduled debt maturities, which may adversely affect its ability to execute its business strategy. If the Company refinances debt, such refinancing may not be in the same amount or on terms as favorable as the terms of the existing debt being refinanced. If the Company is unable to refinance its debt, it may be forced to dispose of properties or issue equity at inopportune times or on disadvantageous terms, which could result in higher costs of capital.

Potential losses not covered by insurance may adversely affect the Company’s financial condition.

The Company plans to maintain comprehensive insurance coverage for general liability, property, business interruption and other risks with respect to any properties it acquires. These policies would offer coverage features and insured limits that the Company believes are customary for similar types of properties. There are no assurances that any such coverage will be available or at reasonable rates in the future. Also, various types of catastrophic losses, like earthquakes, hurricanes, or certain types of terrorism, may not be insurable or may not be economically insurable. Even when insurable, these policies may have high deductibles and/or high premiums. Additionally, although the Company may be insured for a particular loss, the Company is not insured against the impact a catastrophic event may have on the industry as a whole. There also can be risks such as certain environmental hazards that may be deemed to fall outside of the coverage. In the event of a substantial loss, the Company’s insurance coverage may not be sufficient to cover the full current market value or replacement cost of its lost investment. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose all or a portion of the capital it has invested in a property, as well as the anticipated future revenue from the property. In that event, the Company might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also prevent the Company from using insurance proceeds to replace or renovate a property after it has been damaged or destroyed. The Company also may encounter challenges with an insurance provider regarding whether it will pay a particular claim that the Company believes to be covered under its policy. Under those circumstances, the insurance proceeds the Company would receive might be inadequate to restore its economic position in the damaged or destroyed property, which would have a material adverse effect on the Company’s financial condition and results of operations.

The Company may incur significant costs complying with various regulatory requirements, which could materially and adversely affect the Company.

The Company and any properties it acquires will be subject to various national and local regulatory requirements.  These requirements are likely to be wide-ranging and include among others, state and local fire and life safety requirements, federal laws such as the Americans with Disabilities Act of 1990 and the Accessibility Guidelines promulgated thereunder and the Sarbanes-Oxley Act of 2002. Liability and costs associated with complying with these requirements are and could be material.  If the Company fails to comply with these various requirements, it could incur governmental fines or private damage awards. In addition, existing requirements could change, and future requirements might require the Company to make significant unanticipated expenditures, which could materially and adversely affect the Company.

There may be unknown risks inherent in our acquisitions of properties which could result in a material adverse effect on our business.

We will conduct due diligence with respect to any acquisition we undertake, but we may not be aware of all of the risks associated with any of the acquisitions. Any discovery of adverse information concerning any of these acquisitions could have a material adverse effect on our business, financial condition and results of operations. While we may be entitled to seek indemnification in certain circumstances, successfully asserting indemnification or enforcing such indemnification could be costly and time consuming or may not be successful at all.

Investors may lose their entire investment if we fail to implement our business plan.

We have a minimal demonstrable operations record on which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, a competitive market environment, and lack of brand recognition. If we fail to implement and create a base of operations for our proposed business, we may be forced to cease operations, in which case investors may lose their entire investment.

Risks Associated with this Offering

We do not currently have a ticker symbol and there is no assurance we will ever receive one to become publicly traded.

We do not have a ticker symbol so there is currently no public or secondary market for trading of our common stock.  Although we anticipate filing a 15c211 with FINRA to apply for a ticker symbol, there is no guarantee we will ever file such application with FINRA and if we do file one, there is no guarantee FINRA will ever grant us a ticker symbol.

Our shares will likely be classified as a “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price less than $5.00. Our shares would be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks;

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

Investors may never receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

If we are ever publicly traded, our shares may be thinly traded with wide share price fluctuations, low share prices, and minimal liquidity.

The per share price of our common stock may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; increased competition; our ability or inability to generate future revenues; and market perception regarding the real estate industry in general and our properties specifically.

In addition, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. Stocks traded on the over-the-counter market, like our common stock, are usually thinly traded, highly volatile and not followed by analysts. These factors may have a material effect on our share price.

We could potentially need to sell additional authorized shares in the future. This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in the Company.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required. The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders. The price of each share outstanding common share may decrease in the event we sell additional shares.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorize our Board of Directors to determine the relative rights and preferences of preferred shares without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of common stock.

Since our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are “penny stocks” and are covered by Section 15(d) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers including: disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Future legal actions would cause our costs to increase.

There are presently no legal actions pending against the Company or to which it or any of its property are subject, nor to its knowledge are any such proceedings contemplated. In the event there was any such legal action, there would be costs of defense that would be variable. The Company anticipates a general increase in legal counsel cost going forward due to the legal work that will be necessary for implementing the Company’s business plan.

The financial projections herein are based on assumptions which may not actually occur.

The financial projections contained in this Offering Circular are based on certain assumptions and estimates and, although the Company believes there is a reasonable basis for the assumptions and estimates upon which the projections are based, there can be no assurance that the revenues stated therein will be attained or that expenses will not be higher than estimated. Much of the information contained in the projections is based on assumptions and estimates that are subject to variations that could be beyond the control of the Company and could have a substantially adverse effect on the performance and profitability of the Company. Accordingly, no representation is or can be made as to the future operations or the amount of any future income or loss of the Company. In addition, the projections were prepared by management and have not been reviewed by any independent certified public accountant. Each investor should consult his own attorney, accountant or other advisors concerning an investment in the Company.

Trends, risks and uncertainties.

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all such risk factors before making an investment decision with respect to our Common Stock.

Statements Regarding Forward-looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, and 100%, respectively, of the securities offered for sale in the Primary Offering.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross Proceeds	$2,000,000	$4,000,000	$6,000,000	$8,000,000

Expected offering expenses	15,000	15,000	15,000	15,000

Net Proceeds	1,985,000	3,985,000	5,985,000	7,985,000

Public company costs	$25,000	$30,000	$35,000	$40,000

Trade Shows and Travel	40,000	40,000	60,000	60,000

Website development	10,000	10,000	10,000	10,000

Advertising and marketing	30,000	30,000	40,000	50,000

Staffing	30,000	35,000	45,000	45,000

General Working Capital	30,000	40,000	50,000	60,000

Cash Reserves	120,000	320,000	480,000	640,000

Total	$1,700,000	$3,480,000	$5,265,000	$7,080,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated. We will invest up to 90% of capital raised into income producing real estate assets. For example: $7,080,000 x 90% (portfolio risk) = $6,372,000 (capital to invest).

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

We had a book value of $0 at May 21, 2019, ($0) per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

Outside investors, however, will pay a price of $2.00 per share. Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately $0.4203 per share. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s Common Stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 25%, 50%, 75%, or 100% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	25%	50%	75%	100%
Offering price per share	2.00	2.00	2.00	2.00
Net tangible book value per share before offering	(0.00)	(0.00)	(0.00)	(0.00)
Increase per share attributable to investors	0.1241	0.2344	0.3325	0.4303
Pro forma net tangible book value per share after offering	0.1241	0.2344	0.3325	0.4303
Dilution per share to investors	1.8759	1.7656	1.6675	1.5797

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process.

Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Offered Shares. The initial public offering price was determined by the board of directors. The principal factors considered in determining the initial public offering price include:

·the information set forth in this Offering Circular and otherwise available;

·our history and prospects and the history of and prospects for the industry in which we compete;

·our past and present financial performance;

·our prospects for future earnings and the present state of our development;

·the general condition of the securities markets at the time of this Offering;

·the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

·other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.Receive, review, execute and deliver to us a subscription agreement; and

2.Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through a network of friends, family, and professional business relationships. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The Company was incorporated in Georgia as Ani Capital Partners, Inc (“APC”) on May 21, 2019. Ani Capital Partners, Inc specializes in providing funding and development strategies for real estate-based investment properties. The Company intends to build or buy a group of properties for the purpose of selling them to investors as rental properties or for the sole purpose of holding on to the real estate to receive long term revenue through rental income.  We invest in income producing real estate such as multifamily properties, office buildings, raw land, and low-income housing developments.

BUSINESS

Management’s Past Real Estate Development Experience:

Ani Capital Partners has over 50 years of combined real estate investing, lending, and development experience. Our team and strategic partners hold, or have held license as: real estate brokers, general contractors, mortgage brokers, and insurance brokers. Our team, and/or board of advisors, have invested in multi-family units, land development, warehouses, affordable housing, and other commercial real estate properties. We will use this experience to create a highly profitable real estate portfolio.

Current Business

ACP is an opportunistic real estate investment group that builds or buys a group of properties for the purpose of selling them to investors as rental properties or for the sole purpose of holding on to the real estate to receive long term revenue through rental income.

Our goal will be to purchase property that will yield a cap rate no less than 8% using creative win-win terms for both the buyer and sellers. ACP will use investment banks, private wealth funds, and external relationships to acquire senior debt of 65-90% Loan-to-Value, to either purchase, or refinance subject properties. This strategy will allow us to use our discretionary cash to make capital improvements, address any deferred maintenance issues, pay for any building permits, develop site plans, and to make our long-term tenants leasing experience second to none. ACP will use these modifications to slightly increase the rental income annually, which will ultimately add revenue to our bottom line. ACP will align itself with governmental agencies, municipalities, and public housing authorities to collaborate and assist with the growing problems of affordable and low-income housing. Our goal is to develop properties that will be leased and paid through Section 8 vouchers.

ACP’s strategy aligns itself with real estate brokerage firms, local real estate agents, local developers, institutional bankers, investment bankers, and local municipalities, who are interested in developing real estate properties. Our goal is to purchase 2-4 properties per year that provide us with a steady revenue stream. We believe growing a solid business is about great working relationships, developing steady revenues, and growing a strong, knowledgeable, and committed internal team.

ACP has been working daily to achieve its short term, mid-term, and long-term goals. We currently have a working relationship with real estate firms and investment banks to acquire income generating properties.

Seasonality

We do not expect material seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer’s business, financial condition, or operations and any current, past or pending trading suspensions

Employees

As of January 30, 2020, we have no full-time employees.  The officers and directors will devote as much time as necessary for the Company to pursue its business plan. We plan to hire additional personnel in the future as needed. The Company’s goal is to minimize overhead costs so that the majority of available resources can be devoted to product development, distribution, marketing and sales. We believe that we will be successful in attracting experienced and capable personnel in the future, as needed.

Description of Management of Ani Capital Partners, Inc

The following persons were serving as an executive officer in the following positions on January 30, 2020:

Name	Age	Position
Mark A. Jones	45	CEO/President and Director
Steven Daggett	68	Chief of Business Development and Director

Mark A Jones, age 45, has worked in the real estate industry since 1999 as a license real estate broker and developer in North Carolina. Mr. Jones is currently a license real estate agent Georgia. Mr. Jones was educated in the Forsyth County School System and studied at the University of Phoenix in International Business with a concentration in finance.  Mr. Jones was a certified Apple and Google Developer. He has worked as CEO/ President of MHSO Holdings since 2010. Mr. Jones was the Executive Vice President of Shubel Entertainment Group from 2007 until 2010. He oversaw financial budgets, artist development, artist publishing and writers performance rights. In 2017, Mr. Jones became a managing member of 1946 Briarwood Holding, LLC, which is a real estate holding company located in Atlanta, Georgia. 1946 Briarwood Holdings is the owner of 1946 Briarwood Court, which is studio home for legendary super producer Jermaine Dupri, Southside Studio, and So So Def.

Steven John Daggett , age 68, has been a real estate mortgage broker for the past forty-two years.  Mr. Daggett has over thirty years’ experience with private investments and loans for multiple project types, including residential and commercial.    He has fifteen years’ experience in fix and flips and ten years’ experience in loans strictly for family and multi-family homes.

EXECUTIVE COMPENSATION

Since its inception, the company has had no formal employment agreements with its executive officers, and they are currently working for no salary.  The company and the executives intend to negotiate executive compensation packages and employee benefits at a later point in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election  as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer described below, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Legal/Disciplinary History

None of Ani Capital Partners, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Ani Capital Partners, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Ani Capital Partners, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Ani Capital Partners, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website (www.anicapitalpartners.com) a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

The following table gives information on ownership of our securities as of January 30, 2020. The following lists ownership of our Preferred and Common Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Security Ownership of Five Percent (5%) Stockholders

Name and address of beneficial owner	Title of class	Amount and nature of beneficial ownership	Percent of class
Mark A. Jones	Common Stock	10,000,000	66%
Steven Daggett	Common Stock	5,000,000	33%

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Preferred Stock as of January 30, 2020, for the following: (1) each of our directors and executive officers and (2) our directors and executive officers as a group.

Security Ownership of Management

Name and address of beneficial owner	Title of class	Amount and nature of beneficial ownership	Percent of class
Mark A. Jones, CEO and Director	Common Stock	10,000,000	66%
Steven Daggett, COO and Director	Common Stock	5,000,000	33%

DESCRIPTION OF SECURITIES

The Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, no par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share- for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non- assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We currently have no authorized shares of Preferred Stock.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

Ani Capital Partners, Inc. (“Ani Capital Partners, Inc.,” “We,” or the “Company”) is offering up to $8,000,000 total of the Company’s common stock, no par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, no par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Action Stock Transfer Corp., 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, (801) 274-1088, website www.actionstocktransfer.com.  The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

·1% of the number of shares of our Common Stock then outstanding; or

the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by

·

such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Brunson Chandler & Jones, PLLC, of Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by Pinnacle Accountancy Group of Utah, a dba of Heaton & Company, PLLC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Ani Capital Partners, Inc

Notes to the Financial Statements	6

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Ani Capital Partners, Inc.

Duluth, Georgia

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Ani Capital Partners, Inc. (the Company) as of May 21, 2019, and the related statement of operations, stockholders’ equity, and cash flows for the period ended May 21, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 21, 2019, and the results of its operations and its cash for the period ended May 21, 2019 (Inception), in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has only recently formed and requires capital to carry out its intended business.  These factors raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2019.

Pinnacle Accountancy Group of Utah

a dba of Heaton & Company, PLLC

Farmington, Utah

November 4, 2019

2

ANI CAPITAL PARTNERS, INC

BALANCE SHEET
AS OF MAY 21, 2019

See accompanying notes to financial statements.

3

ANI CAPITAL PARTNERS, INC

STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED MAY 21, 2019

See accompanying notes to financial statements.

4

ANI CAPITAL PARTNERS, INC

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD ENDED MAY 21, 2019

See accompanying notes to financial statements.

5

ANI CAPITAL PARTNERS, INC

STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED MAY 21, 2019

See accompanying notes to financial statements.

6

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Ani Capital Partners, Inc was formed on May 21, 2019 (“Inception”) in the State of Georgia.   The balance sheet of Ani Capital Partners, Inc (which may be referred to as the "Company,", "we," "us," or "our") are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters is located in Duluth, Georgia.

Ani Capital Partners, Inc specializes in providing funding and development strategies for real estate-based investment properties. The Company intends to build or buy a group of properties for the purpose of selling them to investors as rental properties or for the sole purpose of holding on to the real estate to receive long term revenue through rental income. We invest in income producing real estate such as multifamily properties, office buildings, raw land, and low-income housing developments.

Going Concern Considerations

We have only recently formed the Company and require capital to operate and carryout our intended business. These matters raise substantial doubt about the Company's ability to continue as a going concern.  During the next twelve months, the Company intends to fund its operations by founders’ loans during the early stages of operation.  The Company is contemplating a Regulation A+ offering with the SEC to raise money for operations.  We may raise other debt or equity securities with third parties. If we cannot raise additional short-term capital, we may consume all of our cash reserved for operations.  There are no assurances that management will be able to raise capital on terms acceptable to the Company.  If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.  It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

See accompanying notes to financial statements.

7

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.
Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 21, 2019. The respective carrying value of financial instruments approximated their fair values.

Risks and Uncertainties

The Company has no operating history and has not generated revenue from intended operations.  The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions, including but not limited to: recession, real estate values, general market risk, asset level risk, idiosyncratic risk, liquidity risk, credit risk, replacement cost risk, structural risk and leverage risk. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company's financial condition and the results of its operations.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life. Leasehold improvements are depreciated over shorter of the useful life or lease life. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09 (Topic 606), Revenue from Contracts with Customers. This new standard supersedes nearly all existing revenue recognition guidance and provides a five-step analysis to determine when and how revenue is recognized. The underlying principle is to recognize revenue when promised goods or services transfer to the customer. The amount of revenue recognized is to reflect the consideration expected to be received for those goods or services.  The Company adopted the requirements of the new standard upon Inception.

Income Taxes

The Company applies ASC 740 Income Taxes (“ASC 740”).  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.  The company does not

See accompanying notes to financial statements.

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have any ongoing tax investigations and has not yet filed tax returns which would be subject to investigation.

Net Earnings (loss) per share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share.  Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. There were no dilutive securities for the period presented.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors’ accounting is largely unchanged from the previous accounting standard. In addition, Topic 842 expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes several practical expedients. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company has reviewed the provisions of the new standard, but it is not expected to have a significant impact on the Company.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

NOTE 4 – STOCKHOLDERS' EQUITY

Common Stock

The Company is authorized to issued 100,000,000 shares of common stock, no par value. Founders received an aggregate of 15,000,000 shares of common stock upon Inception in exchange for $100 of consideration related to formation costs.

See accompanying notes to financial statements.

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NOTE 5 – SUBSEQUENT EVENTS

Subsequent to May 21, 2019, the Company’s founders have advanced approximately $11,000 for operating costs.

The Company has evaluated subsequent events that occurred after May 21, 2019 through the date these financial statements were issued. There have been no other events or transactions during this time that would require disclosure.

See accompanying notes to financial statements.

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PART III—EXHIBITS

Index to Exhibits

Exhibit

NumberExhibit Description

0.1*Amended Certificate of Incorporation

0.2*Bylaws

3.1*Specimen Stock Certificate

4.1*Subscription Agreement11.1*Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 12.1)

12.1*Opinion of Brunson Chandler & Jones, PLLC

23.1Consent Letter of Pinnacle Accountancy Group

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on September 11, 2020.

(Exact name of issuer as specified in its charter):

Ani Capital Partners, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):

/s/ Mark A Jones

Mark A Jones

Chief Executive Officer (Principal Executive Officer).

Date: September 11, 2020

/s/ Mark A. Jones

Mark A. Jones

Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer). Date: September 11, 2019

SIGNATURES OF DIRECTORS:

/s/ Mark A JonesSeptember 11, 2020

Mark A Jones, DirectorDate

/s/ Steven DaggettSeptember 11, 2020

Steven Daggett, DirectorDate

See accompanying notes to financial statements.

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Exhibit 23.1

Consent Letter of Pinnacle Accountancy Group

To Whom It May Concern:

We hereby consent to the use in the Offering Circular of Ani Capital Partners, Inc., on Form 1-A/Amendment #1 that was filed on or about September 11, 2020, of our Report of Independent Registered Public Accounting Firm, dated November 4, 2019, on the balance sheet of Ani Capital Partners, Inc., as of May 21, 2019 (Inception) and the related statements of operations, stockholders' equity and cash flows for the period then ended, which appear in such Offering Circular.

We also consent to the references to us under the headings “Experts” in such Offering Circular.

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

September 11, 2020

See accompanying notes to financial statements.

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